C/Funds Group, Inc.






                                  C/Fund
                            C/Growth Stock Fund
                             C/Government Fund
                   C/Community Association Reserve Fund











                            2000 Annual Report










                             Table of Contents
                                  Letter to Shareholders           1
                                  Comparative Performance          3
                                  Schedules of Investments         5
                                  Audited Financial Statements    10
                                  Financial Highlights            12
                                  Notes to Financial Statements   13
                                  Report of Independent Certified
                                     Public Accountants           15





                          LETTER TO SHAREHOLDERS


      The year 2000 was a difficult year for all investors, including shareholders of the C/Fund and the C/Growth Fund. After more than a half decade of above average returns, almost all stock markets finally took a breather, with the Dow Jones Industrial Average down almost 5%, the S&P500 Index down over 9% and the NASDAQ Index of smaller company shares down an estimated 39%. Foreign stocks on average did little better with an approximate 14% decline as well.

      With the markets coming up near the two year mark since peaking in April, 1999, it has become clear to your fund manager that the one-time up-valuation that began early in the decade, during a period of higher inflation, has about run its course. Shares appear now to be fully valued against earnings and margin expectations ahead, thus making it more difficult to justify continuing in a fully invested equity position in a "total return" fund like C/Fund.

     Accordingly, moves are continuing to be taken to reduce the percentage invested in equities in favor of a higher percentage of quality, fixed-income securities. The goal is to seek increased safety as well as a higher income return, rather than strongly emphasizing growth, which in the past was deemed the best way to seek to maximize total returns for shareholders. Despite these defensive moves, in 2000 C/Fund suffered its first negative total return in its NAV per share since 1994, -17.2%.

      Shareholders of C/Growth Fund, after obtaining 20%+ returns for each of the last four years, also incurred an approximate 5.3% reduction in its NAV per share value last year on a total return basis. Relative to the NASDAQ and other similar growth stock funds, this performance, while disappointing to your manager, was actually and comparatively quite a commendable performance in a very poor market environment. Unlike other funds that are able to invest in a diversified list of bonds and stock, shareholders should bear in mind that C/Growth Fund is obligated to remain fully invested in growth stocks at all times, which is what it did in 2000. While this adds more volatility to the price of its shares, it also tends to produce the higher returns on average over time that are consistent with the nature of the younger, faster growing companies in which it invests shareholder monies.

      The C/Government Fund and the C/Community Association Reserve (CAR) Fund once again provided the consistent returns that governments provide. Fixed income investments in general have under-performed most stock market indexes over the past five years. With pressure now on equities to perform, fixed investments and funds that invest in these type securities are once again ascending to become a more attractive sector in which to invest, especially for investors seeking a high income yield and safety of principal value as their primary investment objective.

      As another year passes, your manager again thanks shareholders for their patience during a difficult year, as well as the directors, officers and staff for their valued dedication and assistance.

Sincerely,


RG Kelly Caldwell, Jr.
President
February 22, 2001










C/Fund
Illustration of a $10,000 Investment
[graphic]



C/Growth Stock Fund
Illustration of a $10,000 Investment
[graphic]



C/Government Fund
Illustration of a $10,000 Investment
[graphic]



C/Community Association Reserve Fund
Illustration of a $10,000 Investment
[graphic]



Performance Summary
As of December 31, 2000

                                                       Since
                        1 Year   5 Year   10 Year  Inception
  C/Fund               -17.20%    9.32%    11.45%     11.19%
  C/Growth Stock Fund   -5.33%   18.35%       n/a     12.58%
  C/Government Fund      8.39%    5.63%       n/a      5.68%
  C/C.A.R. Fund          5.57%    5.28%       n/a      5.42%

                                  C/FUND
                          SCHEDULE OF INVESTMENTS
                             December 31, 2000

EQUITIES (72.6%)                               Shares          Value

Building Supplies (3.6%)                                    $228,750
     Home Depot, Inc.                           5,000        228,750

Business Services (3.7%)                                     237,244
     America Online                             1,700         58,650
     International Business Machines            1,250        105,938
Corp.
     Oracle Systems                             2,500         72,656

Chemicals (15.4%)                                            987,906
     Astraeneca PLC                             2,400        123,600
     Bristol Myers Squibb Co.                   1,750        129,391
     Johnson & Johnson                          1,250        131,328
     Eli Lilly & Co.                            1,250        116,328
     Merck & Co. Inc.                           2,325        217,678
     Novartis AG                                3,000        134,250
     Pfizer, Inc.                               2,950        135,331

Communication (13.0%)                                        837,300
     Bellsouth Corp.                            2,950        120,766
     British Telecom PLC ADR                    1,225        106,269
     Deutsche Telekom AG                        3,000         87,750
     Nippon Telegraph & Telephone               1,750         62,453
Corp.
     Qwest Communications Intl.                 2,450        100,297
     SBC Communications, Inc.                   2,675        127,731
     Verizon Communications, Inc.               2,450        122,806
     Vodaphone Group                            3,050        109,228

Electronics (8.3%)                                           530,568
     Erikson Telephone Co. ADR                  5,000         55,938
     General Electric Co.                       2,225        106,661
     JDS Uniphase Corp.                         1,200         50,025
     Nokia Corp. ADR                            2,325        100,556
     Nortel Networks Corp. Holding              1,600         51,300
     Sony Corp.                                 1,200         83,400
     Texas Instruments                          1,750         82,688

Food & Kindred Products (2.1%)                               137,109
     Coca Cola Co.                              2,250        137,109

General Merchandise Stores (2.2%)                            138,125
     Wal-Mart Stores                            2,600        138,125

Health Care (1.7%)                                           107,603
     Glaxo Wellcome ADR                         1,800        100,800
     Syngenta AG Sponsored ADR                    622          6,803

Industrial Machinery (2.3%)                                  149,250
     Cisco Systems                              1,800         68,850
     EMC Corp.                                  1,200         80,400

Insurance Carriers (5.2%)                                    331,275
     America International Group                1,200        118,275
     Berkshire Hathaway, Inc.                       3        213,000

                                  C/FUND
                    SCHEDULE OF INVESTMENTS (CONTINUED)
                             December 31, 2000

                                               Shares          Value

Motion Pictures (1.3%)                                       $84,150
     Viacom, Inc. CL B                          1,800         84,150

Nondepository Institutions (1.7%)                            112,200
     Citigroup, Inc.                            2,200        112,200

Petroleum & Coal (8.1%)                                      521,300
     BP Amoco PLC ADS                           2,250        107,719
     Exxon Mobil Corp.                          2,500        217,344
     Royal Dutch Petroleum Co.                  1,800        109,012
     Total Fina Elf SA                          1,200         87,225

Printing & Publishing (0.9%)                                  59,800
     Time Warner, Inc.                          1,150         59,800

Security & Commodity Brokers (1.9%)                          124,819
     Morgan Stanley Dean Witter & Co.           1,575        124,819

Transportation Equipment (1.2%)                               73,966
     Toyota Motor Corp.                         1,175         73,966

TOTAL EQUITIES (72.6%)                                     4,661,365
CASH & EQUIVALENTS (27.4%)                                 1,762,215
TOTAL INVESTMENTS (100.0%)                                $6,423,580

                            C/GROWTH STOCK FUND
                          SCHEDULE OF INVESTMENTS
                             December 31, 2000

EQUITIES (99.8%)                               Shares          Value

Apparel And Accessory Stores (0.7%)                          $22,000
     Cato Corp. CL A                            1,600         22,000

Automotive (1.5%)                                             51,675
     Harley Davidson                            1,300         51,675

Building Supplies (3.0%)                                     102,937
     Home Depot                                 2,250        102,937

Business Services (13.2%)                                    444,656
     America Online                               700         24,150
     BMC Software                               1,200         16,800
     Check Point Software                         900        120,206
     Gentner Corp.                              2,700         31,725
     Inktomi                                      350          6,256
     International Business Machines Corp.        750         63,563
     Interpublic Group of Companies, Inc.       1,600         68,100
     Microsoft Corp.                              450         19,519
     Robert Half International, Inc.            3,000         79,500
     Verisign, Inc.                               200         14,837

Chemicals (17.0%)                                            573,542
     Abbott Labs                                 700          33,906
     Avon Products                             1,400          67,025
     Biochem Pharmacies                        1,900          60,800
     Biogen                                      850          51,053
     Bioval Corp.                              2,100          81,564
     Ecolab                                    1,200          51,825
     Johnson & Johnson                           400          42,025
     MedImmune, Inc.                             900          42,919
     Merck & Co. Inc.                          1,000          93,625
     Pharmacia Corp.                             800          48,800

Communication (9.5%)                                         321,725
     Alltel Corp.                              1,150          71,803
     Broadwing Inc.                            1,700          38,781
     Centurytel, Inc.                          1,100          39,325
     Qwest Communications Intl.                  850          34,797
     Tellabs, Inc.                               800          45,200
     U. S. Cellular                              900          54,225
     Verizon Communications                      750          37,594

Depository Institutions (1.5%)                                48,937
     Northern Trust Corp.                        600          48,937

Eating And Drinking Places (2.2%)                             75,075
     CEC Entertainment, Inc.                   2,200          75,075

Electronics (9.9%)                                           333,431
     Aretsyn Tech, Inc.                        1,600          25,400
     Avocent Corp.                               950          25,650
     D. R. Horton, Inc.                        3,270          79,911
     General Electric Co.                      2,150         103,066
     Solectron Corp. Com                       2,320          78,648
     Xilinx, Inc.                                450          20,756

                      C/GROWTH STOCK FUND (CONTINUED)
                          SCHEDULE OF INVESTMENTS
                             December 31, 2000

                                               Shares          Value

Food And Kindred Products (2.6%)                             $87,975
     Starbucks Corp.                            1,500         66,375
     Suiza Foods                                  450         21,600

General Merchandise Stores (5.3%)                            179,450
     Kohls Corp.                                1,200         73,200
     Wal-Mart Stores                            2,000        106,250

Industrial Machinery And Equipment (9.9%)                    333,444
     Cisco Systems                              2,500         95,625
     Dover Corp.                                  500         20,281
     EMC Corp.                                  2,000        134,000
     Sun Microsystems                           2,300         64,113
     Tyco Intl.                                   350         19,425

Instruments (1.5%)                                            49,632
     Apogent Technologies, Inc.                 1,900         38,950
     Sybron Dental Specialties, Inc.              633         10,682

Insurance (3.6%)                                             121,644
     American International Group                 700         68,994
     Marsh & McLennan Cos., Inc.                  450         52,650

Leather And Leather Products (0.5%)                           18,113
     Kenneth Cole Productions, Inc.               450         18,113

Miscellaneous Retail (0.4%)                                   13,453
     Insight Enterprises                          750         13,453

Nondepository Institutions (4.4%)                            147,816
     Capital One Financial                        800         52,650
     Citigroup, Inc.                            1,866         95,166

Paper And Allied Products (1.4%)                              46,937
     Williamette Industries                     1,000         46,937

Petroleum And Coal Products (2.5%)                            84,160
     Imperial Oil, Ltd.                         3,200         84,160

Security And Commodity Brokers (1.9%)                         62,688
     Charles Schwab Corp.                       1,400         39,725
     Invest Tech                                  550         22,963

Transportation By Air (5.0%)                                 167,352
     FedEx Corp.                                2,700        108,675
     Southwest Airlines                         1,750         58,677

Transportation Services (1.6%)                                52,238
     Forward Air Corp.                          1,400         52,238

Water Transportation (0.7%)                                   24,650
     Carnival Cruise CL A                         800         24,650

TOTAL EQUITIES (99.8%)                                     3,363,530
CASH & EQUIVALENTS (0.2%)                                      6,246
TOTAL INVESTMENTS (100.0%)                                $3,369,776

                             C/GOVERNMENT FUND
                          SCHEDULE OF INVESTMENTS
                             December 31, 2000

GOVERNMENTS (93.8%)                               Par          Value
                                                Value

     U.S. Treasury Notes 5.625% due 05/15/01   50,000        $49,977
     U.S. Treasury Notes 5.750% due 11/30/02   50,000         50,516
     U.S. Treasury Notes 5.750% due 08/15/03   50,000         50,773
     U.S. Treasury Notes 5.875% due 11/30/01   50,000         50,140
     U.S. Treasury Notes 6.000% due 08/15/04   50,000         51,445

TOTAL GOVERNMENTS (93.8%)                                    252,851
CASH & EQUIVALENTS (6.2%)                                     16,695
TOTAL INVESTMENTS (100.0%)                                  $269,546











                   C/COMMUNITY ASSOCIATION RESERVE FUND
                          SCHEDULE OF INVESTMENTS
                             December 31, 2000

GOVERNMENTS (79.7%)                               Par          Value
                                                Value

     U.S. Treasury Notes 5.500% due 12/31/00  100,000       $100,000
     U.S. Treasury Notes 5.625% due 05/15/01  100,000         99,953
     U.S. Treasury Notes 5.750% due 11/30/02  100,000        101,031
     U.S. Treasury Notes 5.875% due 11/30/01  100,000        100,281
     U.S. Treasury Notes 6.250% due 04/30/01  200,000        200,282
     U.S. Treasury Notes 6.500% due 08/31/01  100,000        100,516

TOTAL GOVERNMENTS (79.7%)                                    702,063
CASH & EQUIVALENTS (20.3%)                                   178,756
TOTAL INVESTMENTS (100.0%)                                  $880,819


                        C/FUNDS GROUP, INC.
               STATEMENTS OF ASSETS AND LIABILITIES
                         December 31, 2000

                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
Securities at Cost            $6,325,265   $2,676,724    $265,930     $878,866

ASSETS
Investment in Securities      $6,423,580    $3,369,776    $269,546    $880,819
Receivables
  Dividends & Interest            10,880         2,140       3,171       9,766
  Investment Securities Sold     583,970             0           0           0
  Other                                0             0         649           0
                               7,018,430     3,371,916     273,366     890,585
LIABILITES
Advisor Fee & Other Payables       3,479         1,737          87         287
Investment Securities Purchased  314,788             0           0           0
                                 318,267         1,737          87         287

NET ASSETS                    $6,700,163    $3,370,179    $273,279    $890,298

CAPITAL SHARES                   456,377       231,471      27,393      89,824

NET ASSET VALUE PER SHARE         $14.68        $14.56       $9.98       $9.91



                        C/FUNDS GROUP, INC.
                     STATEMENTS OF OPERATIONS
               For the Year Ending December 31, 2000

                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
INVESTMENT INCOME
Dividends                        $97,813      $15,164          $0           $0
Interest                          80,077       14,150     247,090       48,085
                                 177,890       29,314     247,090       48,085
OPERATING EXPENSES
Investment advisory fee           84,178       39,321      20,164        4,112
Professional and administrative fees
                                  24,317       10,956       4,596          811
Registration fees                  1,443          676          44           46
Custodian fees                    31,289       14,186      14,805        2,949
Directors fees                     9,695        4,634       1,513          358
Printing                           1,400          331         399          110
Miscellaneous                      1,100          840         147           36
                                 153,422       70,944      41,668        8,422

NET INVESTMENT INCOME (LOSS)      24,468     (41,630)     205,422       39,663

REALIZED AND UNREALIZED (LOSS) GAIN FROM INVESTMENTS
Change in unrealized (depreciation) appreciation in investments
                             (3,431,646)    (517,322)     114,582        7,866
Net realized gain (loss) on investments
                               1,850,457      371,348   (143,802)      (2,983)
NET (LOSS) GAIN ON INVESTMENTS
                             (1,581,189)    (145,974)    (29,220)        4,883

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS
                            ($1,556,721)   ($187,604)    $176,202      $44,546


                        C/FUNDS GROUP, INC.
                STATEMENTS OF CHANGES IN NET ASSETS
               For the Year Ending December 31, 2000

                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
(DECREASE) INCREASE IN NET ASSETS FROM OPERATIONS
Net investment income (loss)     $24,468    ($41,630)    $205,422      $39,663
Net realized gain (loss) on investments
                               1,850,457      371,348   (143,802)      (2,983)
Change in unrealized (depreciation) appreciation in investments
                             (3,431,646)    (517,322)     114,582        7,866
Net (decrease) increase in net assets resulting from operations
                             (1,556,721)    (187,604)     176,202       44,546

DISTRIBUTIONS TO SHAREHOLDERS
Net investment income           (24,468)      (4,532)   (205,422)     (39,663)
Net realized long-term gain on investments
                             (1,886,805)    (370,579)           0            0
                             (1,911,273)    (375,111)   (205,422)     (39,663)

CAPITAL SHARE TRANSACTIONS
Shares sold                      587,152      528,837     696,340      435,819
Reinvested distributions       1,850,818      360,177     147,949       39,528
Shares redeemed              (2,057,389)    (602,783) (9,485,785)    (401,415)
                                 380,581      286,231 (8,641,496)       73,932

Net (decrease) increase in net assets
                            ($3,087,413)   ($276,484)($8,670,716)      $78,815

NET ASSETS
Beginning of year              9,787,576    3,646,663   8,943,995      811,483
End of year                   $6,700,163   $3,370,179    $273,279     $890,298

TAX BASIS COMPONENTS OF UNDISTRIBUTED EARNINGS
Net short-term loss on investments
                                      $0           $0  ($240,122)       ($482)
Net long-term gain (loss) on investments
                                   1,268        1,062    (54,319)      (7,489)
Unrealized appreciation in investments
                                  98,315      693,052       3,616        1,953
                                 $99,583     $694,114  ($290,825)     ($6,018)

                        C/FUNDS GROUP, INC.
                STATEMENTS OF CHANGES IN NET ASSETS
               For the Year Ending December 31, 1999

                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
Net investment income (loss)     $71,400    ($22,965)    $534,526      $39,762
Net realized gain (loss) on investments
                                 600,162      711,038    (61,490)      (4,988)
Change in unrealized appreciation (depreciation in investments
                                 283,540      177,958   (386,899)      (9,608)
Net increase in net assets resulting from operations
                                 955,102      866,031      86,137       25,166

DISTRIBUTIONS TO SHAREHOLDERS
Net investment income           (71,400)            0   (534,526)     (39,762)
Net realized short-term gain on investments
                               (218,197)    (162,600)           0            0
Net realized long-term gain on investments
                               (347,812)    (521,216)           0            0
                               (637,409)    (683,816)   (534,526)     (39,762)

CAPITAL SHARE TRANSACTIONS
Shares sold                    1,515,650      958,890   3,913,054      350,362
Reinvested distributions         607,188      672,321     413,407       39,691
Shares redeemed              (1,513,025)  (1,248,493) (4,916,632)    (288,206)
                                 609,813      382,718   (590,171)      101,847

Net increase (decrease) in net assets
                                 927,506      564,933 (1,038,560)       87,251

NET ASSETS
Beginning of year              8,860,070    3,081,730   9,982,555      724,232
End of year                   $9,787,576   $3,646,663  $8,943,995     $811,483

TAX BASIS COMPONENTS OF UNDISTRIBUTED EARNINGS
Net income from operations            $0       $3,963          $0           $0
Net short-term loss on investments     0            0   (150,639)        (499)
Net long-term gain (loss) on  investments
                                  37,616          293           0      (4,489)
investments
Unrealized appreciation (depreciation) in investments
                               3,529,960    1,210,374   (110,965)      (5,913)
                              $3,567,576   $1,214,630  ($261,604)    ($10,901)

                            C/FUNDS GROUP, INC.
C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND, AND C/COMMUNITY ASSOCIATION
                               RESERVE FUND
                         FINANCIAL HIGHLIGHTS (1)
     For the Years Ended December 31, 2000, 1999, 1998, 1997, and 1996

                                    Net    Dis
                                    Rea  tribu
                                  lised  tions
                             Dis    and   from                     Net
                           tribu  Unrea    Net     Dis           Asset
                           tions  lized    Rea   tribu           Value     Net
                      Net   from   Gain  lized   tions              at   Asset
             Opera Invest    Net (Loss)  Gains    from           Begin   Value
     Invest   ting   ment Invest     on     on  Return   Total    ning     End
       ment Expe Income ment Invest Invest of Cap Net of of Income nses (Loss) Income ments ments ital Change Period Period

C/Fund
2000    .46  (.40)    .06  (.06) (5.02) (4.92)     .00  (9.94) $24.62   $14.68
1999    .62  (.43)    .19  (.19)   2.35 (1.52)     .00     .83  23.79    24.62
1998    .66  (.38)    .28  (.72)   4.12  (.50)     .00    3.18  20.61    23.79
1997    .60  (.36)    .24  (.26)   3.50  (.58)     .00    2.90  17.71    20.61
1996    .53  (.34)    .19  (.19)   2.56 (1.58)   (.10)     .88  16.83    17.71

C/Growth Stock Fund
2000    .13  (.32)  (.19)  (.02)  (.85) (1.67)     .00  (2.73) $17.29   $14.56
1999    .16  (.29)  (.13)    .00   5.49 (3.91)     .00    1.45  15.84    17.29
1998    .18  (.24)  (.06)    .00   2.96  (.71)     .00    2.19  13.65    15.84
1997    .16  (.26)  (.10)  (.15)   3.20 (1.68)     .00    1.27  12.38    13.65
1996    .18  (.23)  (.05)    .00   2.24 (1.08)   (.01)    1.10  11.28    12.38

C/Government Fund
2000    .57  (.10)    .47  (.47)    .19    .00     .00     .19  $9.79    $9.98
1999    .60  (.10)    .50  (.50)  (.44)    .00     .00   (.44)  10.23     9.79
1998    .64  (.10)    .54  (.54)    .22    .00     .00     .22  10.01    10.23
1997    .67  (.10)    .57  (.57)    .14    .00     .00     .14   9.87    10.01
1996    .66  (.10)    .56  (.56)  (.15)    .00     .00   (.15)  10.02     9.87

C/Community Association Reserve Fund
2000    .57  (.10)    .47  (.47)    .06    .00     .00     .06  $9.85    $9.91
1999    .60  (.10)    .50  (.50)  (.18)    .00     .00   (.18)  10.03     9.85
1998    .62  (.10)    .52  (.52)    .03    .00     .00     .03  10.00    10.03
1997    .61  (.05)    .56  (.60)    .04    .00    .00      .00  10.00    10.00
1996    .58    .00    .58  (.58)    .00    .00    .00      .00  10.00    10.00





                           Net
         Operating  Investment                  Shares
          Expenses   Income to  Portfolio  Outstanding
        to Average     Average   Turnover    at End of     Total
        Net ASsets  Net Assets       Rate       Period    Return

C/Fund
2000         1.83%       2.13%    100.18%      456,377  (17.20%)
1999         1.75%        .77%     39.65%      397,584    10.66%
1998         1.68%       1.27%     17.58%      372,377    21.39%
1997         1.79%       1.24%     10.28%      346,376    20.95%
1996         1.90%       1.05%     11.38%      306,141    16.15%

C/Growth Stock Fund
2000         1.83%        .75%     46.40%      231,471   (5.33%)
1999         1.74%      (.78%)    118.73%      210,914    34.25%
1998         1.68%      (.45%)     88.47%      194,538    21.25%
1997         1.81%      (.68%)     51.11%      186,130    25.48%
1996         1.90%      (.45%)      4.26%      178,680    20.30%

C/Government Fund
2000         .99%       5.87%        .00%      27,393      8.39%
1999         .99%       5.00%      99.20%     913,173       .55%
1998         .96%       5.55%        .00%     975,821      7.89%
1997        1.01%       5.74%      22.05%     453,930      7.35%
1996        1.02%       5.60%      59.95%     479,954      4.12%

C/Community Association Reserve Fund
2000        1.02%       5.84%      19.80%      89,824      5.57%
1999        1.02%       4.99%      70.99%      82,369      3.18%
1998         .96%       5.28%      14.20%      72,179      5.70%
1997         .14%       6.21%      52.64%      85,402      6.08%
1996         .00%       5.83%       9.61%      54,820      5.95%

(1) Selected data for a share of capital stock outstanding throughout the year.

                            C/FUNDS GROUP, INC.
              C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND,
                 AND C/COMMUNITY ASSOCIATION RESERVE FUND
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2000

NOTE A - ORGANIZATION
C/Funds Group, Inc. (the Company), is registered as an open-end diversified investment company under the Investment Company Act of 1940. Effective July 2, 1985, the Company's shares were registered under Section 8(a) of the Securities Act of 1933. Currently, the Company offers the following four funds:

     FUNDS                            PRIMARY INVESTMENTS
     C/Fund                           Stocks and Fixed Income Securities
     C/Growth Stock Fund              Common Stocks or Equivalents
     C/Government Fund                Obligations of the U.S. Government
     C/Community Association Reserve  Obligations of the U.S. Government
        Fund

NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following significant accounting policies are in accordance with accounting policies generally accepted in the investment company industry.

Security Valuation - Investments in securities traded on a national exchange are stated at the last known trade price on or after 4:00 p.m. New York time on the day of valuation; other securities traded in over-the-counter markets and listed securities for which no sale was reported on that date are stated at the last quoted bid price.

Investment Income - Dividend income is recorded as of the ex-dividend date. Interest income is recognized on the accrual basis. Discounts and premiums on securities purchased are not amortized over the life of the respective security. Realized gains and losses are determined on the identified cost basis.

Distributions to Shareholders - Dividends to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

Income Tax Status - No provision for income taxes is included in the accompanying financial statements as the Company regularly distributes to shareholders its taxable investment income and realized gains under provision of the Internal Revenue Code applicable to regulated investment companies.

Security Transactions - The Company follows industry practice and records security transactions on the trade date.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassification - Certain reclassifications have been made to the 1999 financial statements to conform with 2000 presentation.

NOTE C - INVESTMENT ADVISORY AGREEMENT
Each fund has a written agreement (the Agreements) for management and investment advisory services with Omnivest Research Corporation (the Advisor) which is owned 100% by Trust Companies of America, Inc. (TCA), which is controlled by the Company's President and his family. The Agreements provide for advisor fees to be computed on the average daily net asset value. Under terms of the agreements, each Fund's total expenses cannot exceed 2% of the Fund's average daily net asset value in any one year. Expenses in excess of 2% shall be paid by the Advisor. Annual percentage rates provided by the Agreements in computing investment advisory fees and the fees incurred in 2000 are as follows:

                                      ANNUAL       INVESTMENT
                      FUND            % RATE    ADVISORY FEES
            C/Fund                     1.0            $84,178
            C/Growth Stock Fund        1.0             39,321
            C/Government Fund           .5             20,164
            C/Community Association     .5              4,112
               Reserve Fund

                            C/FUNDS GROUP, INC.
              C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND,
                 AND C/COMMUNITY ASSOCIATION RESERVE FUND
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2000

NOTE D - FUND SHARE TRANSACTONS AND DISTRIBUTIONS
As of December 31, 2000 and 1999 there were 5,000,000 shares of $.01 par value capital shares authorized.  Transactions of the Funds were as follows:
                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
Year ended December 31, 2000
      Shares sold                 25,852       30,088      71,508       44,223
      Reinvested distributions   125,072       24,684      15,173        4,011
      Shares redeemed           (92,131)     (34,215)   (972,460)     (40,778)
      Net increase (decreas)      58,793       20,557   (885,779)        7,456

Year ended December 31, 1999
      Shares sold                 60,871       54,178     393,028       35,224
      Reinvested distributions    24,606       38,885      41,584        3,998
      Shares redeemed           (60,271)     (76,686)   (497,261)     (29,032)
      Net increase (decrease)     25,206       16,377    (62,649)       10,190

NOTE E - INVESTMENT TRANSACTIONS
Purchases and sales of investment securities and the accumulated gross unrealized appreciation and depreciation of the funds were as follows for 2000:
                                                                   C/Community
                                             C/Growth   C/Govern-  Association
                                                Stock        ment      Reserve
                                  C/Fund         Fund        Fund         Fund
Common Stocks
      Purchases               $7,362,269   $1,697,689          $0           $0
      Sales                    9,542,489    1,723,614           0            0

U.S. Government Obligations
      Purchases                        0            0           0      299,680
      Sales                      994,688            0   8,128,709      300,064

Gross:
      Unrealized appreciation in securities
                                 516,121      921,977       3,690        2,701
      Unrealized depreciation in securities
                               (417,806)    (228,925)        (74)        (748)

NOTE F - TRANSACTIONS WITH AFFILIATES
In addition to the investment advisory fees discussed in NOTE C, the Funds pay fees to other related entities, all of which are 100% owned by TCA, primarily for custodianship of assets and computer processing and programming. Total fees paid to TCA subsidiaries for services other than investment advising aggregated approximately $69,200 for 2000.

The number of shares held by the President of the Company, employees of the Advisor, and other affiliated persons (including any shareholder who is a beneficial owner of 5% or more of a fund series) at December 31, 2000 are as follows:
                                           SHARES      VALUE
C/Fund                                     45,075   $661,707
C/Growth Stock Fund                        74,573  1,085,776
C/Government Fund                          20,728    206,870
C/Community Association Reserve Fund       73,650    729,870

NOTE G - MARKET RISK
The Company is exposed to market risk on the amount invested in marketable securities. The maximum amount of loss the Company would incur is limited to the amount recorded in the 2000 financial statements. The Company does not hold any collateral on the marketable securities. This exposure to risk is customary for all entities which have invested in financial instruments.

NOTE H - BROKER ALLOCATIONS
The placement of orders for the purchase and sale of portfolio securities is made under the control of the Advisor, subject to the overall supervision of the Board of Directors. In the fourth quarter of 1999, the Company discontinued use of investment research services supplied by brokers whose commissions included the cost of such services. The value of such services for the Company aggregated $30,663 for the year ended December 31, 1999.








                      REPORT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS




To The Shareholders and Board of Directors
C/FUNDS Group, Inc.
Venice, Florida


We have audited the statements of assets and liabilities, including the schedules of investments, of C/FUNDS Group, Inc. (comprising respectively C/Fund, C/Growth Stock Fund, C/Government Fund, and C/Community Association Reserve Fund portfolios as of December 31, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting C/FUNDS Group, Inc. as of December 31, 2000, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.

GREGORY, SHARER & STUART




St. Petersburg, Florida
January 12, 2001














                            Investment Advisor
                       Omnivest Research Corporation
                        201 Center Road, Suite Two
                             Venice, FL  34292
                              (941) 493-3600




                                 Custodian
                          Caldwell Trust Company
                        201 Center Road, Suite Two
                             Venice, FL  34292
                              (941) 493-3600




                                 Auditors
                          Gregory Sharer & Stuart
                       Certified Public Accountants
                    100 Second Avenue South, Suite 600
                      St. Petersburg, FL  33701-4383
                              (727) 821-6161












   This report has been prepared for the information of shareholders of the Funds and is not authorized for distribution to Investors unless preceded or accompanied by an effective Prospectus which includes information regarding the Funds' objectives, policies, management, records, and other information.